UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817)  334-4100

Not Applicable

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, Kenneth V. Huseman retired from his positions as President and Chief Executive Officer of Basic Energy Services, Inc. (“Basic”). Mr. Huseman will remain a member of the Board of Directors (the “Board”) of Basic. In connection with his retirement, Mr. Huseman entered into a Severance Agreement and Release with Basic (the “Severance Agreement”), a Grantee Non-Competition Agreement for Retirees (the “Non-Compete Agreement”) and a Restricted Stock Grant Agreement as consideration for the execution of the Non-Compete Agreement (the “Retirement Grant Agreement”).

Under the Severance Agreement and in accordance with the terms of his existing employment agreement with Basic, Mr. Huseman will receive (i) $4,189,500, less applicable withholding, taxes and other deductions, as a severance payment (such amount constituting 3.0 times the sum of Mr. Huseman’s 2013 base salary and his current annual incentive target bonus) and (ii) COBRA benefits. The Severance Agreement is made in accordance with the existing employment agreement as a condition to certain severance benefits, and includes Mr. Huseman’s waiver of all claims and release of Basic, as well as certain continuing obligations on the part of Mr. Huseman.

In addition to other restrictions, the Non-Compete Agreement contains certain provisions that restrict Mr. Huseman, until March 15, 2017 (the final vesting date of the shares issued to Mr. Huseman under the Retirement Grant Agreement), from engaging in competing businesses with Basic and soliciting employees or customers of Basic. The Non-Compete Agreement also requires Mr. Huseman to maintain and not disclose confidential information of Basic. In the event of Mr. Huseman’s breach of the Non-Compete Agreement, he will immediately forfeit all shares issued to him under the Retirement Grant Agreement that are unvested at the time of breach.

Under the Retirement Grant Agreement, Mr. Huseman will receive 300,807 shares (subject to netting for minimum withholding taxes, as may be applicable) of restricted common stock of Basic as partial consideration for the entry into the Non-Compete Agreement. The same number of shares were previously issued to Mr. Huseman under prior restricted stock grant agreements, each of which provided that all unvested shares of Basic’s restricted common stock granted to Mr. Huseman prior to his retirement date that are forfeited upon retirement may be reissued to Mr. Huseman upon, and as partial consideration for, the entry into the Non-Compete Agreement. Subject to earlier forfeiture pursuant to the terms of the Retirement Grant Agreement and the Non-Compete Agreement and subject to the terms of Basic’s Fifth Amended and Restated 2003 Incentive Plan, as amended, the shares will vest as follows: 147,550 shares on March 15, 2014; 96,268 shares on March 15, 2015; 36,989 shares on March 15, 2016; and 20,000 shares on March 15, 2017.

On September 30, 2013, effective upon Mr. Huseman’s retirement, Thomas Monroe “Roe” Patterson, formerly Basic’s Senior Vice President and Chief Operating Officer, was appointed as Basic’s President and Chief Executive Officer, and Mr. Patterson was also appointed as a member of the Board. Mr. Patterson is not expected to be named to any committees of the Board.

On September 30, 2013, James F. Newman, formerly Basic’s Group Vice President — Permian Business Unit, was named Basic’s Senior Vice President of Region Operations. In connection with his promotion, Mr. Newman’s new base salary will be $400,000.

The foregoing descriptions of the Severance Agreement, the Retirement Grant Agreement and the Non-Compete Agreement are qualified in their entirety by reference to the full text of the Severance Agreement, the Retirement Grant Agreement and the Non-Compete Agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated herein by reference.

To the extent required by Item 5.02 of Form 8-K, (i) the disclosures under Item 5.02 and Item 9.01 of Basic’s Current Report on Form 8-K filed on March 28, 2013, (ii) the disclosures under Item 5.02 and Item 9.01 of Basic’s Current Report on Form 8-K filed on May 7, 2013 and (iii) the disclosures under Item 5.02 and Item 9.01 of Basic’s Current Report on Form 8-K filed on August 26, 2013 are incorporated by reference in this Item 5.02 pursuant to General Instruction B.3 to Form 8-K.

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Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 10.1	Kenneth V. Huseman Severance Agreement and Release.

	Exhibit 10.2	Restricted Stock Grant Agreement for Grantees Executing a Non-Competition Agreement for Retirees.

	Exhibit 10.3	Kenneth V. Huseman Non-Competition Agreement for Retirees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: October 4, 2013	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Kenneth V. Huseman Severance Agreement and Release.

Exhibit 10.2	Restricted Stock Grant Agreement for Grantees Executing a Non-Competition Agreement for Retirees.

Exhibit 10.3	Kenneth V. Huseman Non-Competition Agreement for Retirees.